UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2019

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38602	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK		73114
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 478-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value, $0.01 per share	CHAP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On June 28, 2019, Chaparral Energy, Inc. (the “Company”) held its annual meeting (the “Annual Meeting”) of stockholders (the “Stockholders”) at the Company’s corporate office at 701 Cedar Lake Boulevard, Oklahoma City, OK 73114. At the Annual Meeting, the Company’s stockholders approved the Chaparral Energy, Inc. 2019 Long-Term Incentive Plan (the “LTIP”). The LTIP, which became effective on June 28, 2019, replaces the Chaparral Energy, Inc. Management Incentive Plan, adopted effective August 16, 2017 (the “MIP”). The Company’s Board of Directors (the “Board”) had previously approved the LTIP on May 2, 2019, subject to stockholder approval.

The MIP was frozen as of the effective date of the LTIP so that no further awards will be granted under the MIP. Outstanding awards under the MIP will continue to be governed by the terms of the MIP until vested, exercised, expired or otherwise terminated or canceled.

The LTIP authorizes the Company to issue up to 3,500,000 shares of Class A common stock, par value $0.01 per share (“Common Stock”) of the Company. This represents an increase of 1,627,435 shares over the shares remaining available under the MIP as of the date the Board approved the LTIP. The number of authorized shares available for issuance under the LTIP will be increased by any shares of the Common Stock subject to awards under the MIP that, following the approval of the LTIP, would have become available under the terms of the MIP as a result of cancellation, forfeiture, termination or payment of an exercise price or withholding taxes.

The principal terms of the LTIP are described in the Company’s proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on May 23, 2019, which description is incorporated herein by reference and is qualified in its entirety by reference to the full text of the LTIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, Stockholders representing 41,207,079, or 88.92%, of the shares of the Common Stock of the Company outstanding and entitled to vote as of the record date, May 6, 2019, were represented at the meeting either in person or by proxy.

The matters proposed to the Stockholders for a vote were: (i) the election of each of K. Earl Reynolds, Robert F. Heinemann, Douglas E. Brooks, Matthew D. Cabell, Samuel Langford, Kenneth W. Moore, Marcus Rowland, and Gysle Shellum as members of the Company’s Board of Directors, (ii) the approval of the Chaparral Energy, Inc. 2019 Long-Term Incentive Plan, (iii) an advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement distributed in connection with the Annual Meeting, (iv) an advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers, and (v) the ratification of the Company’s appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

The final voting results of the Annual Meeting are set forth below.

Proposal One

Each of the director nominees was elected to the Board of Directors of the Company to serve until the next Annual Meeting of Stockholders and until his or her respective successor is duly elected and qualified. The results of the votes with respect to their respective elections were as follows:

Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
K. Earl Reynolds	36,282,836	232,252	15,258	4,676,733
Robert F. Heinemann	36,260,924	254,064	15,358	4,676,733
Douglas E. Brooks	36,168,442	346,046	15,858	4,676,733
Matthew D. Cabell	36,229,163	285,825	15,358	4,676,733
Samuel Langford	36,252,672	262,316	15,358	4,676,733
Kenneth W. Moore	35,869,738	645,250	15,358	4,676,733
Marcus Rowland	36,280,647	213,923	35,776	4,676,733
Gysle Shellum	36,300,853	214,115	15,378	4,676,733

Proposal Two

The proposal to approve the Chaparral Energy, Inc. 2019 Long-Term Incentive Plan was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,063,446	14,444,192	22,708	4,676,733

Proposal Three

The result of the advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement distributed in connection with the Annual Meeting was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,314,708	149,155	66,483	4,676,733

Proposal Four

The result of the advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers was as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
36,364,274	11,691	113,045	41,336	4,676,733

Proposal Five

The proposal to ratify the Company’s appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,042,502	57,159	107,418	0

No other business properly came before the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Chaparral Energy, Inc. 2019 Long-Term Incentive Plan, effective June 28, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 2, 2019

By:	/s/ Justin P. Byrne
Name:	Justin P. Byrne
Title:	Vice President, General Counsel and Secretary